Exhibit 23(a)(ii)


                                 AMENDMENT NO. 9
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                  THE BSG FUNDS

     1. Pursuant to Section 7.3 of the Agreement and Declaration of Trust of The BSG Funds and effective upon execution of this document, the undersigned, being a majority of the Trustees of The BSG Funds (the "Trust"), hereby amend Section
4.2 of said Agreement and Declaration of Trust, replacing the first seven lines of Section 4.2 with the following:

     SECTION 4.2 ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASSES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series or Classes, the Trustees hereby affirm that they have hereby established and designated three Series of
     Shares: "The Banc Stock Group Fund," "Diamond Hill Focus Fund," and "Diamond Hill Small Cap Fund," and that each of the current Series consists of two Classes of Shares, designated "Class A" and "Class C," respectively. Any Shares originally issued without a Class designation have been redesignated as "Class A" Shares. The Shares of these Series and Classes, and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

The remaining portions of Section 4.2 of said Agreement and Declaration of Trust, beginning with subparagraph (a) and ending with subparagraph (l), remain unchanged.

     2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date:    JANUARY 24, 2001                    /S/ LISA R. HUNTER
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                                             Lisa R. Hunter

Date:    JANUARY 24, 2001                    /S/ RODERICK H. DILLON, JR.
     -------------------------------         -----------------------------------
                                             Roderick H. Dillon, Jr.

Date:    JANUARY 24, 2001                    S/ WILLIAM P. ZOX
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                                             William P. Zox